Exhibit 25.3

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

ENDO PHARMACEUTICALS HOLDINGS INC.

(Exact name of obligor as specified in its charter)

Delaware	13-4022871
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TABLE OF GUARANTOR REGISTRANTS

Name of Guarantor Registrant*	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Laserscope	California	3845	77-0049527
American Medical Systems Holdings, Inc.	Delaware	5063	41-1978822
American Medical Systems, Inc.	Delaware	3842	13-4018241
AMS Research Corporation	Delaware	6719	13-3798523
AMS Sales Corporation	Delaware	5047	41-2018414
Endo Pharmaceuticals Inc.	Delaware	2834	52-2035829
Endo Pharmaceuticals Solutions Inc.	Delaware	2834	04-3047911
Endo Pharmaceuticals Valera Inc.	Delaware	2834	13-4119931
Generics Bidco I, LLC	Delaware	2834	26-1166905
Generics Bidco II, LLC	Delaware	2834	26-1166949
Generics International (US), Inc.	Delaware	2834	26-1166489
Generics International (US Holdco), Inc.	Delaware	2834	26-1166357
Generics International (US Midco), Inc.	Delaware	2834	26-1166302
Generics International (US Parent), Inc.	Delaware	2834	26-1166248
Moores Mill Properties L.L.C.	Delaware	2834	26-1309523
Quartz Specialty Pharmaceuticals, LLC	Delaware	2834	63-1255368
Ledgemont Royalty Sub LLC	Delaware	2834	30-0498695
Vintage Pharmaceuticals, LLC	Delaware	2834	63-1257882
Wood Park Properties LLC	Delaware	2834	N/A

100 Endo Boulevard Chadds Ford, Pennsylvania	19317
(Address of principal executive offices)	(Zip code)

7 1/4% Senior Notes due 2022

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC, file number 333-130784.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit T3G to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation, file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc., file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 27th day of September, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6

September 27, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Martin G. Reed
Martin G. Reed
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$24,433
Interest-bearing balances		66,533
Securities:
Held-to-maturity securities		0
Available-for-sale securities		154,068
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,142
Securities purchased under agreements to resell		15,186
Loans and lease financing receivables:
Loans and leases held for sale		21,688
Loans and leases, net of unearned income	689,075
LESS: Allowance for loan and lease losses	17,922
Loans and leases, net of unearned income and allowance		671,153
Trading Assets		33,481
Premises and fixed assets (including capitalized leases)		8,103
Other real estate owned		4,705
Investments in unconsolidated subsidiaries and associated companies		566
Direct and indirect investments in real estate ventures		107
Intangible assets
Goodwill		20,936
Other intangible assets		25,816
Other assets		53,916

Total assets		$1,104,833

LIABILITIES
Deposits:
In domestic offices		$761,154
Noninterest-bearing	181,676
Interest-bearing	579,478
In foreign offices, Edge and Agreement subsidiaries, and IBFs		93,814
Noninterest-bearing	1,901
Interest-bearing	91,913
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,170
Securities sold under agreements to repurchase		13,304

Dollar Amounts In Millions
Trading liabilities	20,222
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,048
Subordinated notes and debentures	17,392
Other liabilities	31,532

Total liabilities	$979,636
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,145
Retained earnings	18,601
Accumulated other comprehensive income	5,614
Other equity capital components	0

Total bank equity capital	123,879
Noncontrolling (minority) interests in consolidated subsidiaries	1,318

Total equity capital	125,197

Total liabilities, and equity capital	$1,104,833

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin